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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)           APRIL 30, 1999
                                                  ---------------------------



                               RAILAMERICA, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

             0-20618                                    65-0328006
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     (Commission File Number)                 (IRS Employer Identification No.)



                          301 YAMATO ROAD, SUITE 1190
                           BOCA RATON, FLORIDA 33431
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code        (561) 994-6015
                                                     --------------------------



                                      N/A
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On April 30, 1999, RailAmerica, Inc. (the "Company"), through its wholly owned Australian subsidiary, Freight Victoria Limited ("Freight Victoria"), completed the acquisition (the "Acquisition") of the assets comprising the railroad freight business of V/Line Freight Corporation ("V/Line Freight"), a corporation established by the Government of the State of Victoria, Australia. V/Line Freight was established in March 1997 as part of Victoria's public transportation privatization process and assumed many of the activities formerly carried out by the V/Line Freight business unit of the Public Transportation Corporation of the Government of Victoria.

         Under the Sale of Assets Agreement (the "Agreement") dated February 22, 1999 by and between the Company, Freight Victoria and V/Line Freight, Freight Victoria acquired all of the locomotives, wagons, motor vehicles, equipment, stock, spare parts inventory and accounts receivable, certain business, brand and trade names and trade marks, and the outstanding business contracts of V/Line Freight for a purchase price of AUD$73.4 million in cash (approximately U.S.$49.0 million). In connection with the Acquisition, Freight Victoria also entered into other agreements, including a primary infrastructure lease (the "Infrastructure Lease") with the Director of Public Transport of Australia and various facilities leases, access agreements, maintenance and service agreements and other miscellaneous agreements. Pursuant to the Infrastructure Lease, Freight Victoria received a 45-year lease of the non-electrified intrastate Victorian railway tracks and infrastructure. Pursuant to certain other agreements, Freight Victoria is responsible for, among other things, track and rolling stock maintenance, train control, access to the railway infrastructure by other rail operators and safety and signaling. Under a letter issued by Freight Victoria in connection with its bid for the V/Line Freight business, Freight Victoria prepaid in cash the net present value of the rental payments for the Infrastructure Lease totaling AUD$89.7 million (approximately U.S.$60.0 million). Freight Victoria commenced operations of the rail-based freight business on May 1, 1999.

         To facilitate the Acquisition, Barclays Bank PLC provided Freight Victoria with a U.S. $100.0 million bridge loan under a senior secured loan facility (the "Loan Facility"). Upon the execution of the Loan Facility, the Company issued to Barclays Bank PLC warrants to acquire 750,000 shares of its common stock at an exercise price per share of $9.75. The Company also used approximately U.S.$19.0 million in proceeds from two private offerings of its equity securities to fund a portion of the purchase price for the Acquisition.

         The foregoing information contained in this Form 8-K with respect to the Agreement, the Infrastructure Lease and the Loan Facility is qualified in its entirety by reference to the complete texts of the Agreement, the Infrastructure Lease and the Loan Facility, which are filed herewith as exhibits.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  It is currently impracticable to provide the financial information required pursuant to Item 7(a) prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such financial information.

         (b)      Pro Forma Financial Information.

                  It is currently impracticable to provide the pro forma financial information required pursuant to Item 7(b) prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such pro forma financial information.


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         (c)      Exhibits

        EXHIBIT
        NUMBER                         DESCRIPTION
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         10.1     Sale of Assets Agreement dated February 22, 1999 by and among
                  RailAmerica, Inc., Freight Victoria Limited and V/Line
                  Freight Corporation

         10.2 Primary Infrastructure Lease dated April 30, 1999 by and among the Director of Public Transport and Freight Victoria Limited

         10.3 Senior Secured Loan Facility and Guaranty Agreement dated as of April 30, 1999 among Freight Victoria Limited, as Borrower, RailAmerica, Inc., RailAmerica Australia, Inc. and RailAmerica Australia Pty Ltd., as Guarantors, Barclays Bank PLC, as Lender and Administrative Agent, and Barclays Capital, as Arranger.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           RAILAMERICA, INC.




Dated:  May 17, 1999                       By: /s/ Gary O. Marino
                                               --------------------------------
                                               Name: Gary O. Marino
                                               Its: Chief Executive Officer,
                                                    President and Treasurer